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Exhibit (a)(1)(E)

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock

of

SMART & FINAL STORES, INC.

at
$6.50 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated May 14, 2019
by

FIRST STREET MERGER SUB, INC.
a wholly owned subsidiary of

FIRST STREET PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON JUNE 17, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

May 14, 2019

To Our Clients:

        Enclosed for your consideration is an Offer to Purchase, dated May 14, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted under the Merger Agreement described below, collectively constitute the "Offer"), relating to the offer by First Street Merger Sub, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of First Street Parent, Inc., a Delaware corporation ("Parent"), to purchase all of the issued and outstanding shares of common stock par value $0.001 per share (the "Shares"), of Smart & Final Stores, Inc., a Delaware corporation ("Smart & Final"), at a price of $6.50 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer. Parent and the Offeror are controlled by certain equity funds managed by Apollo Management IX, L.P. Also enclosed is Smart & Final's Solicitation/Recommendation Statement on Schedule 14D-9.

 THE BOARD OF DIRECTORS OF SMART & FINAL (THE "SMART & FINAL BOARD")
RECOMMENDS
THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.

        We or our nominees are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

        Your attention is directed to the following:

          1.     The Offer Price is $6.50 per Share, net to you, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

          2.     The Offer is being made for all issued and outstanding Shares.

          3.     The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of April 16, 2019, by and among Smart & Final, Parent and the Offeror (as it may be amended from time to time, the "Merger Agreement"), pursuant to which, after completion of the Offer and the satisfaction or waiver of certain conditions set forth therein, the Offeror has agreed to merge with and into Smart & Final, with Smart & Final surviving as a wholly owned subsidiary of Parent (the "Merger"). Parent and the Offeror are controlled by certain equity funds managed by Apollo Management IX, L.P. At the effective time of the Merger (the "Effective Time"), each outstanding Share (other than Shares subject to forfeiture conditions, Shares owned by Smart & Final as treasury stock or Shares held by any stockholders of Smart & Final who properly exercised their appraisal rights under Section 262 of the General Corporation Law of the State of Delaware ("DGCL")) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest, and subject to any required tax withholding, payable to the holder of that outstanding Share upon surrender of the certificate formerly representing that Share (or compliance with the procedures described in the Offer to Purchase for book-entry transfer), together with a properly completed and duly executed Letter of Transmittal (or, with respect to Eligible Institutions (as defined in the Offer to Purchase), a manually executed facsimile thereof), in accordance with the procedures set forth in the Offer to Purchase and the Letter of Transmittal.

          4.     The Smart & Final Board has unanimously (a) determined that the Offer, the Merger and the other transactions contemplated by the Merger Agreement (collectively, the "Transactions") are advisable, and fair to and in the best interests of Smart & Final and its stockholders, (b) declared that it was advisable for Smart & Final to enter into the Merger Agreement, (c) approved the execution, delivery and performance by Smart & Final of the Transactions, (d) agreed that the Merger should be effected pursuant to Section 251(h) of the DGCL and (e) resolved to recommend that Smart & Final's stockholders accept the Offer and tender their Shares pursuant to the Offer and on the terms and subject to the conditions set forth in the Merger Agreement.

          5.     The Offer is not subject to a financing condition. The obligation of the Offeror to accept for payment and pay for Shares validly tendered (and not validly withdrawn) pursuant to the Offer is subject to the conditions set forth in Section 13—"Conditions of the Offer" of the Offer to Purchase (collectively, the "Offer Conditions"). Among the Offer Conditions is the Minimum Condition (as defined in the Offer to Purchase). See Section 13—"Conditions of the Offer" of the Offer to Purchase.

          6.     The Offer will expire at 5:00 p.m. New York City Time on June 17, 2019, unless the Offer is extended or earlier terminated by the Offeror. Previously tendered Shares may be withdrawn at any time until the Offer has expired, and if not previously accepted for payment at any time, after July 13, 2019, pursuant to Securities and Exchange Commission regulations.

          7.     Any stock transfer taxes applicable to the sale of Shares to the Offeror pursuant to the Offer will be paid by the Offeror, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize us to tender your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its discretion, take such action as it may deem necessary to make the Offer in any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

Instruction Form with respect to the

OFFER TO PURCHASE FOR CASH
All Outstanding Shares of Common Stock

of

SMART & FINAL STORES, INC.

at
$6.50 PER SHARE, NET IN CASH
Pursuant to the Offer to Purchase dated May 14, 2019
by

FIRST STREET MERGER SUB, INC.
a wholly owned subsidiary of

FIRST STREET PARENT, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M. NEW YORK CITY TIME ON JUNE 17, 2019, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 14, 2019 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal" which, together with the Offer to Purchase, as each may be amended or supplemented from time to time as permitted therein, collectively constitute the "Offer"), relating to the offer by First Street Merger Sub, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of First Street Parent, Inc., a Delaware corporation, to purchase all of the issued and outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Smart & Final Stores, Inc., a Delaware corporation, at a price of $6.50 per Share, net to the holder thereof, payable in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer.

        The undersigned hereby instruct(s) you to tender to the Offeror the number of Shares indicated below (or if no number is indicated, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on the undersigned's behalf will be determined by the Offeror in its reasonable discretion absent a finding to the contrary by a court of competent jurisdiction.

Account Number:

Number of Shares Being Tendered Hereby:            Shares*

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

SIGN BELOW

Signature(s)
Please Type or Print Name(s)
Please Type or Print Address(es) Here
Area Code and Telephone Number
Taxpayer Identification or Social Security Number(s)

        Please return this form to the broker, dealer, commercial bank, trust company or other nominee maintaining your account.

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THE BOARD OF DIRECTORS OF SMART & FINAL (THE "SMART & FINAL BOARD") RECOMMENDS THAT YOU TENDER ALL OF YOUR SHARES INTO THE OFFER.
SIGN BELOW